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                                                                     EXHIBIT 3.3


                                MEDSITE.COM, INC.

                                   (Delaware)

                           AMENDED AND RESTATED BYLAWS

                                  ARTICLE ONE

                                  STOCKHOLDERS

         SECTION 1.1 Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Directors may from time to time fix and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next business day which is not a legal holiday.

         SECTION 1.2 Special Meetings. A special meeting of stockholders may be called at any time by the Board of Directors, the Chief Executive Officer, any Class A Director or Class B Director (each as defined in Section 2.5 of these Amended and Restated Bylaws) and shall be called by the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

         SECTION 1.3 Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Business transacted at any special meeting shall be confined to the purposes stated in the notice.

         SECTION 1.4 Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number


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of shares, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 1.5 Presiding Officer and Secretary at Meeting. Each meeting of stockholders shall be presided over by the Chief Executive Officer, if present, and if he is not present, by the President, if present. If neither officer specified in the preceding sentence is present, the meeting shall be presided over by the person designated in writing by the Chief Executive Officer, or if the Chief Executive Officer has made no designation, by the person designated in writing by the President, or if the President has made no such designation, by a person designated by the Board of Directors, and if no such designated person is present, the stockholders at the meeting in person or represented by proxy may elect a presiding officer from among the persons present. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         SECTION 1.6 Voting; Proxies. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

         (a) Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder.

         (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.

         (c) Each matter, including the election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

         (d) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the presiding officer of the meeting.

         SECTION 1.7 Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. A notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 1.8 Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if (i) one or more consents in writing, setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) the consents are delivered to the Corporation by delivery to


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its registered office in Delaware (by hand or by certified or registered mail, return receipt requested or by fax), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature and no written consent will be effective to take the corporate action referred to therein unless written consents sufficient to take such action are delivered to the Corporation within 60 days of the date of the earliest dated consent so delivered. Notice of the taking of such action shall be given promptly to each stockholder, if any, that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

         SECTION 1.9 List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 1.10 Fixing of Record Date. The Board of Directors, by resolution, may fix a date for determining the stockholders of record for any lawful action, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

         (a) The record date for stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be at the close of business on the day immediately preceding the date on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the date on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         (b) The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

                  (i) if prior action by the Board of Directors is required under Delaware law, the record date shall be the close of business on the date on which the Board of Directors adopts a resolution taking such action; and

                  (ii) if prior action by the Board of Directors is not required under Delaware law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 1.09.


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         (c) The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such action.

                                   ARTICLE TWO

                                    DIRECTORS

         SECTION 2.1 Number; Term of Office; Qualifications; Vacancies. The number of directors that shall constitute the whole Board of Directors shall be nine or, subject to the rights of the holders of the Class A Preferred Stock and Class B Preferred Stock to elect directors, such number as may be determined from time to time by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified. Subject to the rights of the holders of the Class A Preferred Stock and Class B Preferred Stock to elect directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled, subject to Section 2.3, by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

         SECTION 2.2 Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the chairman or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws in the filling of other vacancies; except that any vacancy created by the resignation of a director elected by the holders of the Class A Preferred Stock (a "Class A Director") or holders of the Class B Preferred Stock (a "Class B Director") shall be filled by the holders of the Class A Preferred Stock or the holders of the Class B Preferred Stock, respectively.

         SECTION 2.3 Removal. Except for the Class A Directors and Class B Directors, any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors. In case the Board of Directors or any one or more directors (other than the Class A Directors and Class B Directors) be so


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removed, a new director or directors may be elected by the stockholders at the time of such removal; any vacancy resulting from such removal, if not so filled by such election by the stockholders, may be filled as provided in Section 2.1. A Class A Director or Class B Director may only be removed by the vote of the holders of not less than a majority of the Class A Preferred Stock or Class B Preferred Stock, as the case may be.

         SECTION 2.4 Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

         SECTION 2.5 Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, any Class A Director, any Class B Director, the chairman of the Board of Directors (the "Chairman") or the Chief Executive Officer, and shall be called by the Chairman or the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or officer calling such meeting. Notice of such meeting stating the time, place and purposes thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least three days before the day fixed for the meeting addressed to each director at his or her address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, telecopy, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

         SECTION 2.6 Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the chairman or in his or her absence the person designated in writing by the chairman, or if no such person is so designated, then by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         SECTION 2.7 Quorum. A majority of directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting without notice until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.8 Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone, video conference or similar communications equipment by means of


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which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 2.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

         SECTION 2.10 Committees. Subject to the Certificate of Incorporation, the Board of Directors may designate one or more committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to approving or adopting, or recommending to stockholders, any action or matter expressly required by Delaware law to be submitted to stockholders for approval. Subject to the Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall have such name as may be determined from time to time by the Board of Directors.

         SECTION 2.11 Compensation. No director shall receive any stated salary for his or her services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of Directors for attendance at each meeting of the Board of Directors or of a committee. He or she may also be reimbursed for his or her expenses in attending any meeting. However, any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee may receive compensation therefor.

                                 ARTICLE THREE

                                    OFFICERS

         SECTION 3.1 Election; Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Assistant Secretaries as one or more Assistant Treasurers and such other officers as it may from time to time determine. The Chief Executive Officer shall be elected from among the directors. Two or more offices may be held by the same person.


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         SECTION 3.2 Term of Office. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, unless sooner he or she shall die or resign or shall be removed pursuant to Section 3.4.

         SECTION 3.3 Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.4 Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

         SECTION 3.5 Vacancies. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

         SECTION 3.6 Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

         SECTION 3.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general direction of its business affairs, subject, however, to the control of the Board of Directors. He or she shall, if present, preside at all meetings of stockholders and of the Board of Directors and shall perform such other duties and have such responsibilities as the Board of Directors may from time to time determine.

         SECTION 3.8 President. The President shall have such powers and duties as the Board of Directors may from time to time prescribe. During the absence of the Chief Executive Officer or his or her inability to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

         SECTION 3.9 Vice President. Each Vice President shall have such powers and duties as the Board of Directors may from time to time prescribe.

         SECTION 3.10 Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He or she shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors.

         SECTION 3.11 Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors.


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         SECTION 3.12 Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his or her office, subject to the direction of the Board of Directors.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

         SECTION 4.1 Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         SECTION 4.2 Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

         SECTION 4.3 Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner therefore, notwithstanding notice to the contrary.

         SECTION 4.4 Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his or her legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

         SECTION 5.1 Indemnity. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,


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criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a


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committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

         (e) Expenses incurred (including attorneys fees) by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an


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employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 5.2 Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the Bylaws or any provisions of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         SECTION 5.3 Fiscal Year. The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

         SECTION 5.4 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE SIX

                               AMENDMENT OF BYLAWS

         SECTION 6.1 Amendment. The Bylaws may be adopted, amended or repealed by the stockholders or by the Board of Directors by a majority vote of the whole Board, subject to the consent of (i) the Class A Directors or the holders of a majority of the outstanding shares of Class A Preferred Stock and (ii) the Class B Directors or the holders of a majority of the outstanding shares of Class B Preferred Stock.


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